UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2017, the Board of Directors of the Company appointed Patrick M. Covey, President and Chief Operating Officer, to the additional position of Chief Executive Officer effective July 21, 2017. Mr. Covey will succeed Karl J. Warnke, who had previously informed the Board of Directors of his decision to retire as Chief Executive Officer effective July 21, 2017.

Mr. Covey, 53, has served as Chief Operating Officer since February 2012 and was elected President in March 2016. Prior to that, Mr. Covey, who has been with the Company since 1991, served as Vice President and General Manager of the Davey Resource Group and as Vice President, Southern Operations, Utility Services. Mr. Covey has also held various other managerial positions with the Company, including Manager of Systems and Process Management and Administrative Manager, Utility Services. Mr. Covey has been a director since 2014.

Mr. Covey was not appointed to serve as Chief Executive Officer of the Company pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President,
Chief Financial Officer and Secretary

Date: March 24, 2017